UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of the earliest event reported): September 20, 2007

                                  Aspyra, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         California                  0-12551                  95-3353465
       (State or Other             (Commission               (IRS Employer
 Jurisdiction of Incorporation)    File Number)            Identification No.)


                               26115-A Mureau Road
                               Calabasas, CA 91302
               (Address of Principal Executive Offices) (Zip Code)

                                 (818) 880-6700
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors;
             Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 25, 2007, Aspyra, Inc. (the "Company") announced that on September 20, 2007, the Company's Board of Directors, in accordance with Section 3.04(B) of the Company's Bylaws elected James Zierick as a member of the Company's Board of Directors. Mr. Zierick will fill a vacancy on the Board of Directors and will serve until the 2008 Annual Meeting of Shareholders or until his earlier death, resignation or removal.

     James Zierick is currently the Chief Executive Officer of LOGICALAPPS, a provider of embedded controls software for enterprise applications based in Irvine, California. Prior to joining LOGICALAPPS, Mr. Zierick was Executive Vice President of Worldwide Field Operations for Peregrine Systems, where he led a 350 person sales, alliance, customer support and professional services organization. Before working with Peregrine, Mr. Zierick was a partner for McKinsey & Company, where he helped lead the company's Southern California technology and operational effectiveness practices. Mr. Zierick earned a Master of Business Administration degree from the Dartmouth College, Amos Tuck School of Business, a Bachelor of Science degree in Engineering from Dartmouth College, Thayer School of Engineering, and a Bachelor of Arts in Engineering Sciences from Dartmouth College.

     Upon Mr. Zierick's election as a director, the Company awarded Mr. Zierick a non-qualified stock option under the Company's 2005 Stock Incentive Plan exercisable for 10,000 shares of the Company's Common Stock, which is consistent with the Company's equity compensation to its other non-employee directors.

     There are no understandings or arrangements between Mr. Zierick and any other person pursuant to which Mr. Zierick was selected as a director. Mr. Zierick does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Additionally, there have been no transactions, or series of related transactions, in the last year, nor is there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was a party, or will be a party, and in which Mr. Zierick or any member of his immediate family had, or will have a direct or indirect material interest.

     A copy of the Company's press release dated September 25, 2007 is included as Exhibit 99.1 to this report and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

(d)  The following exhibits are being filed with this report:

     99.1 Press Release, dated September 25, 2007, of Aspyra, Inc.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 25, 2007                             Aspyra, Inc.


                                                 /s/ Steven M. Besbeck
                                               ---------------------------------
                                                 Steven M. Besbeck
                                                 President and Chief Executive
                                                 Officer